Exhibit 99.1

N  E  W  S    R  E  L  E  A  S  E

TRIQUINT ANNOUNCES FIRST QUARTER 2010 RESULTS

HILLSBORO, OREGON (USA) – April 28, 2010 – TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF front-end product and foundry services provider, announces its financial results for the quarter ended April 3, 2010, including the following highlights:

•	Revenue for the first quarter was $180.8 million, up 52% from Q1’09

•	Networks quarterly revenue grew 27% sequentially

•	First quarter gross margin improved to 37.9% and 39.0% on a non-GAAP basis

•	Net income for the quarter was $13.7 million or $0.09 per share

•	Non-GAAP net income was $18.7 million or $0.12 per share

•	Earned “Supplier of the Year” from ZTE Corporation for the 3rd consecutive year

•	Named one of China Electronics News’ top 10 most popular semiconductor brands in China

•	Key component of the fiber system powering Europe’s first 100 Gb/s link

Commenting on the results for the quarter ended April 3, 2010, Ralph Quinsey, President and Chief Executive Officer, stated “This was another great quarter for TriQuint, with strong growth in revenue and earnings and excellent first quarter gross margins. These results are a healthy start to 2010, our 25th anniversary year. We are seeing a broad rebound in our networks market and continued strong smartphone demand. I see 2010 as another solid growth year for TriQuint.”

Summary Financial Results for the Quarter Ended April 3, 2010:

Revenue for the first quarter of 2010 was $180.8 million, up 52% from the first quarter of 2009. All markets enjoyed year over year revenue growth with Mobile Devices revenue growing 63% and Networks revenue growing 42%.

Net income for the first quarter of 2010 was $13.7 million, or $0.09 per diluted share. Non-GAAP net income for the first quarter was $18.7 million, or $0.12 per diluted share. Non-GAAP financial measures exclude stock based compensation charges and certain charges associated with acquisitions. Please see the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Gross margin for the first quarter of 2010 was 37.9%, up from 19.6% in the first quarter of 2009. On a non-GAAP basis, gross margin was 39.0%, up from 21.0% in the first quarter of 2009. Gross margin increased due to an improved product sales mix and solid factory utilization.

Operating expenses for the first quarter of 2010 were $55.3 million, or 30.6% of revenue, up from $40.0 million, or 33.7% of revenue in the first quarter of 2009. Non-GAAP operating expenses for the quarter were $52.4 million or 29.0% of revenue, up significantly from the first quarter of 2009 where short-term cost controls were in place.

Inventory turns were 4.9 and DSO was 50 days for the first quarter of 2010. Cash, cash equivalents, and investments increased to $159.6 million or $1.00 per diluted share during the quarter.

Outlook:

The Company believes second quarter revenue will be between $200 million and $210 million, up over 13% sequentially. The Company expects continued solid demand in our networks market and strong factory utilization will lead to a non GAAP gross margin of about 40%. Non GAAP operating expenses are expected to grow to between $57 million and $58 million. Second quarter net income is expected to grow over 28% sequentially to $0.15 on a non-GAAP basis. As of today, the Company is 92% booked to the midpoint of our revenue guidance.

Additional Information Regarding April 3, 2010 Results:

GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS
	Q1 2010	Q4 2009	Change vs. Q4 2009	Q1 2009	Change vs. Q1 2009
Revenue	$180.8	$193.3	-6%	$118.9	52%
GM	37.9%	37.4%	0.5%	19.6%	18.3%
Op Income (Loss)	$13.2	$18.3	-28%	$(16.7)	179%
Net Income (Loss)	$13.7	$17.5	-22%	$(15.6)	188%
Diluted EPS	$0.09	$0.11	$(0.02)	$(0.11)	$0.20

NON-GAAP RESULTS A
	Q1 2010	Q4 2009	Change vs. Q4 2009	Q1 2009	Change vs. Q1 2009
Revenue	$180.8	$193.3	-6%	$118.9	52%
GM	39.0%	38.4%	0.6%	21.0%	18.0%
Op Income (Loss)	$18.1	$23.3	-22%	$(12.3)	247%
Net Income (Loss)	$18.7	$22.6	-17%	$(11.0)	270%
Diluted EPS	$0.12	$0.14	$(0.02)	$(0.07)	$0.19

A	Excludes stock based compensation charges and certain charges associated with acquisitions.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors may dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference using passcode 64261416. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com. A digital replay of the conference call will be available until midnight on May 5, 2010 from the Investors section of the Company’s website at: www.triquint.com/investors/events.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses, operating income, net income and diluted earnings per share that exclude equity compensation expense and certain charges associated with acquisitions, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding an expected rebound in our networks market, continued strong smartphone demand and strong factory utilization, and TriQuint’s anticipated revenues and non-GAAP gross margins, operating expenses and net income. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers, increase our market share and continue to provide expected levels of inventory to customers; inventory levels in our markets and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in our filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

TriQuint Semiconductor (NASDAQ: TQNT) celebrates its 25th anniversary in 2010 as a leading global provider of innovative RF solutions and foundry services for the world’s leading communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry’s broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Heidi A. Flannery Investor Relations Counsel Fi. Comm Tel: +1.541.322.0230 E-Mail: heidi.flannery@ficomm.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: bfrye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	April 3, 2010	December 31, 2009	March 28, 2009
Assets
Current assets:
Cash, cash equivalents and investments	$157,575	$153,935	$92,245
Accounts receivable, net	99,133	88,090	80,312
Inventories	92,237	89,964	88,507
Other current assets	33,529	26,695	26,491

Total current assets	382,474	358,684	287,555
Property, plant and equipment, net	277,142	275,985	268,231
Other, net	45,699	45,372	47,736

Total assets	$705,315	$680,041	$603,522

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$77,435	$70,547	$56,112
Other accrued liabilities	11,482	12,176	13,180

Total current liabilities	88,917	82,723	69,292
Long term income tax liability	8,978	10,077	9,623
Other long-term liabilities	8,887	10,079	10,933

Total liabilities	106,782	102,879	89,848
Stockholders’ equity	598,533	577,162	513,674

Total liabilities and stockholders’ equity	$705,315	$680,041	$603,522

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	April 3, 2010	December 31, 2009	March 28, 2009
Revenues	$180,838	$193,336	$118,947
Cost of goods sold	112,339	121,067	95,649

Gross profit	68,499	72,269	23,298

Operating expenses:
Research, development and engineering	30,779	30,474	23,222
Selling, general and administrative	24,481	23,469	16,812

Total operating expenses	55,260	53,943	40,034

Operating income (loss)	13,239	18,326	(16,736)

Other (expense) income:
Interest income	111	127	342
Interest expense	(204)	(260)	(318)
Foreign currency loss	(215)	(138)	(75)
Impairment of investment	—	(116)	—
Other, net	5	68	377

Other (expense) income, net	(303)	(319)	326

Income (loss) before income tax	12,936	18,007	(16,410)
Income tax (benefit) expense	(773)	530	(766)

Net income (loss)	$13,709	$17,477	$(15,644)

Per Share Data
Basic per share net income (loss)	$0.09	$0.11	$(0.11)
Diluted per share net income (loss)	$0.09	$0.11	$(0.11)

Weighted-average shares outstanding:
Basic	153,554	152,475	147,356
Diluted	159,499	157,696	147,356

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	April 3, 2010	December 31, 2009	March 28, 2009
Revenues	100.0%	100.0%	100.0%
Cost of goods sold	62.1%	62.6%	80.4%

Gross profit	37.9%	37.4%	19.6%
Operating expenses:
Research, development and engineering	17.0%	15.7%	19.5%
Selling, general and administrative	13.6%	12.2%	14.1%

Total operating expenses	30.6%	27.9%	33.7%

Operating income (loss)	7.3%	9.5%	-14.1%

Other income (expense):
Interest income	0.1%	0.1%	0.3%
Interest expense	-0.1%	-0.1%	-0.3%
Foreign currency loss	-0.1%	-0.1%	-0.1%
Impairment of investment	—	-0.1%	—
Other, net	0.0%	0.0%	0.4%

Other (expense) income, net	-0.1%	-0.2%	0.3%

Income (loss) before income tax	7.2%	9.3%	-13.8%
Income tax (benefit) expense	-0.4%	0.3%	-0.6%

Net income (loss)	7.6%	9.0%	-13.2%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	April 3, 2010		December 31, 2009		March 28, 2009
	(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$68,499	37.9%	$72,269	37.4%	$23,298	19.6%
Adjustment for stock based compensation charges	957	0.5%	961	0.5%	648	0.5%
Adjustment for charges associated with acquisitions
Amortization of intangible assets	1,020	0.6%	1,021	0.5%	808	0.7%
Increase in value of inventory	—	0.0%	—	0.0%	253	0.2%

NON-GAAP GROSS PROFIT	$70,476	39.0%	$74,251	38.4%	25,007	21.0%

GAAP OPERATING EXPENSES	$55,260	30.6%	$53,943	27.9%	40,034	33.7%
Adjustment for stock based compensation charges	(2,695)	-1.5%	(2,714)	-1.4%	(2,496)	-2.1%
Adjustment for charges associated with acquisitions						0.0%
Amortization of intangible assets	(202)	-0.1%	(239)	-0.1%	(205)	-0.2%
In-process research and development	—	0.0%	—	0.0%	—	0.0%

NON-GAAP OPERATING EXPENSES	$52,363	29.0%	$50,990	26.4%	37,333	31.4%

GAAP OPERATING INCOME (LOSS)	$13,239	7.3%	$18,326	9.5%	(16,736)	-14.1%
Adjustment for stock based compensation charges	3,652	2.0%	3,676	1.9%	3,144	2.6%
Adjustment for charges associated with acquisitions	1,222	0.7%	1,260	0.6%	1,266	1.1%

NON-GAAP OPERATING INCOME (LOSS)	$18,113	10.0%	$23,262	12.0%	(12,326)	-10.4%

GAAP NET INCOME (LOSS)	$13,709	7.6%	$17,477	9.0%	(15,644)	-13.2%
Adjustment for stock based compensation charges	3,652	2.0%	3,676	1.9%	3,144	2.6%
Adjustment for charges associated with acquisitions	1,373	0.8%	1,464	0.8%	1,532	1.4%

NON-GAAP NET INCOME (LOSS)	$18,734	10.4%	$22,617	11.7%	(10,968)	-9.2%

GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.09		$0.11		$(0.11)
Adjustment for stock based compensation charges	0.02		0.02		0.02
Adjustment for charges associated with acquisitions	0.01		0.01		0.02

NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.12		$0.14		$(0.07)

GAAP COMMON SHARES ASSUMING DILUTION	$159,499		$157,696		$147,356
Adjustment for equity compensation charges	1,281		1,386		—

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	$160,780		$159,082		$147,356